Exhibit 99.1

WILLIAM LYON HOMES REPORTS FOURTH QUARTER AND RECORD FULL YEAR 2018 RESULTS

FULL YEAR HOMEBUILDING REVENUE OF $2.1 BILLION, HIGHEST IN COMPANY HISTORY;

DELIVERIES OF 4,186 HOMES

FOURTH QUARTER HOMEBUILDING REVENUE OF $657.4 MILLION; GROSS MARGIN OF 18.8%;

DELIVERIES OF 1,311 HOMES

NEWPORT BEACH, CA— February 14, 2019 — William Lyon Homes (NYSE: WLH), a leading homebuilder in the Western U.S., announced results for its fourth quarter and year ended December 31, 2018.

2018 Fourth Quarter Highlights (Comparison to 2017 Fourth Quarter)

•	Net income available to common stockholders of $34.3 million, or $0.89 per diluted share, compared to $11.8 million, or $0.30 per diluted share in the prior year

•

Excluding $2.0 million of project abandonment costs and $1.0 million of gain from extinguishment of debt, adjusted net income available to common stockholders, net of income tax, was $35.1 million, or $0.91 per diluted share, compared to $34.9 million, or $0.89 per diluted share in the prior year

•	Pre-tax income of $54.5 million

•	New home deliveries of 1,311 homes, up 24%

•	Home sales revenue of $657.4 million, up 5%

•	Average sales price (ASP) of new homes delivered of $501,400 versus $589,100

•	Homebuilding gross margin percentage of 18.8%

•	Adjusted homebuilding gross margin percentage of 23.4%

•	Net new home orders of 756, up 13%

•	Units in backlog of 1,041, up 27%

•	Dollar value of homes in backlog of $479.0 million, up 11%

•	SG&A percentage of 10.7%

•	Adjusted EBITDA of $79.8 million

2018 Full Year Highlights (Comparison to 2017 Full Year)

•	Net income available to common stockholders of $91.6 million, or $2.32 per diluted share, compared to $48.1 million, or $1.24 per diluted share in the prior year

•

Excluding $3.9 million of transaction expenses, $2.0 million of project abandonment costs and $1.0 million of gain from extinguishment of debt, adjusted net income available to common stockholders, net of income tax, was $95.5 million, or $2.42 per diluted share, compared to $85.3 million, or $2.21 per diluted share in the prior year

•	Pre-tax income of $145.8 million

•	New home deliveries of 4,186 homes, up 29%

•	Home sales revenue of $2.1 billion, up 16%

•	ASP of new homes delivered of $497,300 versus $554,200

•	Homebuilding gross margin percentage of 18.2%

•	Adjusted homebuilding gross margin percentage of 23.1%

•	Net new home orders of 4,133, up 24%

•	SG&A percentage of 11.2%

•	Adjusted EBITDA of $250.1 million

“Overall, 2018 was a successful and record-setting year for the Company, as we delivered 4,186 homes, up 29%, and achieved homebuilding revenues of $2.1 billion, up 16%, both the highest in the Company’s history,” said Matthew R. Zaist, President and Chief Executive Officer. “Earlier in the year we completed our acquisition of RSI giving us additional exposure to the first-time home buyer segment and expanding our footprint into one of the best new home markets in the country in Central Texas.”

“We, along with the rest of the homebuilding industry, experienced a challenging environment in the fourth quarter of 2018. In October and November 2018 we experienced homebuyer demand levels that were less than what we had anticipated, as mortgage interest rates increased and consumer confidence waned, along with increased stock market volatility. As a result, we sold and closed fewer spec homes in the fourth quarter than we had expected, and we also experienced a higher cancellation rate in certain of our markets, which led us to fall short of our deliveries and revenue expectations for the quarter. On the positive side, homebuilding gross margins were at the high end of our expectations, sales and marketing percentage was in-line with expectations as were G&A dollars on an absolute basis, though the percentage was higher than our forecast due to decreased leverage on lower revenue.”

Mr. Zaist continued, “While the disruption we experienced in October and November caused us to fall short of our internal forecasts, we are incrementally encouraged by December’s rebound in sales activity, which demonstrated significant sequential improvement with an absorption pace up 21% over November. This sequential improvement continued into January, where we saw a more historically representative level of traffic and sales. If traditional trends hold true in terms of spring selling season evolution, we would expect to see some acceleration moving into the next couple of months, although we are taking a more cautious view this year until the selling season plays out.”

Operating Results

Home sales revenue for the fourth quarter of 2018 was $657.4 million, as compared to $623.3 million in the year-ago period, an increase of 5%. The increase was driven by a 24% increase in deliveries to 1,311 homes, compared to 1,058 in the fourth quarter of 2017, partially offset by a 15% year-over-year decline in the average sales price of homes closed.

Homebuilding gross margin percentage for homes closed during the fourth quarter of 2018 was 18.8%, up 60 basis points from 18.2% in the third quarter of 2018.

Net new home orders for the quarter were 756, up 13% from 672 in the fourth quarter of 2017. The overall increase in net new home orders was driven by an increase in community count to 117 average sales locations, from 80 in the year-ago period.

The dollar value of homes in backlog was $479.0 million as of December 31, 2018, an increase of 11%, compared to $433.0 million as of December 31, 2017. The increase was driven by a 27% increase in units in backlog to 1,041 from 822 in the year-ago period. The average sales price of homes in backlog decreased to $460,100 from $526,800 in the prior year, due to the number of homes in backlog at our Central Texas division of 234 homes at an average sales price of $261,700.

Sales and marketing expense during the fourth quarter of 2018 was 5.2% of homebuilding revenue, compared to 4.5% in the year-ago quarter, which was driven by an increase in advertising and outside broker commissions of 30 basis points combined, as well as the impact of the adoption of ASC 606 of 30 basis points. General and administrative expenses increased to 5.5% of homebuilding revenue, compared to 4.7% in the year-ago quarter.

Balance Sheet Update

The Company generated significant cash flow in the fourth quarter, enabling the Company to repay $187 million of principal amount of debt in the last three months of the year. At quarter end, cash and cash equivalents totaled $33.8 million, owned real estate inventories totaled $2.3 billion, total assets were $2.9 billion and total equity was $1.0 billion. Total debt to book capitalization was 56.6%, and net debt to net book capitalization was 55.9% at December 31, 2018, compared to 54.5% and 49.6% at December 31, 2017, respectively.

Conference Call

The Company will host a conference call to discuss these results today, Thursday, February 14, 2019 at 9:00 a.m. Pacific Time. The call will be available via both the telephone at (855) 851-4524 or (720) 634-2900, conference ID #7387966, or through the Company’s website at www.lyonhomes.com in the Investor Relations section of the site.

A replay of the call will be available through February 21, 2019 by dialing (855) 859-2056 or (404) 537-3406, conference ID #7387966. A webcast replay of the call will also be available on the Company’s website approximately two hours after the broadcast.

About William Lyon Homes

William Lyon Homes is one of the largest Western U.S. regional homebuilders. Headquartered in Newport Beach, California, the Company is primarily engaged in the design, construction, marketing and sale of single-family detached and attached homes in California, Arizona, Nevada, Colorado, Washington, Oregon, and Texas. Its core markets include Orange County, Los Angeles, the Inland Empire, the San Francisco Bay Area, Phoenix, Las Vegas, Denver, Portland, Seattle, Austin and San Antonio. The Company has a distinguished legacy of more than 62 years of homebuilding operations, over which time it has sold in excess of 106,000 homes. The Company markets and sells its homes under the William Lyon Homes brand in all of its markets except for Washington and Oregon, where the Company operates under the Polygon Northwest brand.

Forward-Looking Statements

Certain statements contained in this release and the accompanying comments during our conference call that are not historical information may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including, but not limited to, forward-looking statements related to: anticipated deliveries, revenue and pre-tax income, gross margin performance, backlog conversion rates, operating and financial results for the first quarter of 2019, community count growth and project performance, market and industry trends, average sale price of homes to be closed in various periods, SG&A percentage, future cash needs and liquidity, minority interest from our homebuilding joint ventures, leverage ratios and reduction strategies, land acquisition spending, and financial services and ancillary business performance and strategies. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. The Company makes no commitment, and disclaims any duty, to update or revise any forward-looking statements to reflect future events or changes in these expectations. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others: changes in mortgage and other interest rates; affordability pressures; the Company’s ability to successfully integrate RSI Communities’ homebuilding operations with its existing operations; adverse weather conditions; the availability of labor and homebuilding materials and increased construction cycle times; our financial leverage and level of indebtedness and any inability to comply with financial and other covenants under our debt instruments; continued volatility and worsening in general economic conditions either internationally, nationally or in regions in which we operate; increased housing supply in our markets; increased outside broker costs; increased costs of homebuilding materials; changes in governmental laws and regulations and compliance, increased costs, fees and delays associated therewith; government actions, policies, programs and regulations directed at or affecting the housing market (including the Tax Cuts and Jobs Act (“TCJA”), the Dodd-Frank Act, tax benefits associated with purchasing and owning a home, and the standards, fees and size limits applicable to the purchase or insuring of mortgage loans by government-sponsored enterprises and government agencies), the homebuilding industry, or construction activities; changes in existing tax laws or enacted corporate income tax rates, including pursuant to the TCJA; worsening in markets for residential housing; the impact of construction defect, product liability and home warranty claims, including the adequacy of self-insurance accruals, and the applicability and sufficiency of our insurance coverage; defects in manufactured products or other homebuilding materials; utility company delays; decline in real estate values resulting in impairment of our real estate assets; volatility in the banking industry, credit and capital markets; restraints on foreign investment; terrorism or other hostilities involving the United States and other geopolitical risk as well as restrictive policies such as tariffs or capital investment restrictions; building moratorium or “slow-growth” or “no-growth” initiatives that could be implemented in states in which we operate; conditions in the capital, credit and financial markets, including mortgage lending standards and the availability and timing of mortgage financing; changes in generally accepted accounting principles or interpretations of those principles; competition for home sales from other sellers of new and resale homes; cancellations and our ability to realize our backlog; the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements; limitations on our ability to utilize our tax attributes; whether an ownership change occurred that could, under certain circumstances, have resulted in the limitation of our ability to offset prior years’ taxable income with net operating losses; the timing of receipt of regulatory approvals and the opening of projects; the availability and cost of land for future development; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.

Investor/Media Contacts:

Larry Clark

Financial Profiles, Inc.

(310) 622-8223

WLH@finprofiles.com

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

(unaudited)

	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017
Operating revenue
Home sales	$657,390	$623,283
Construction services	2,257	1,360

	659,647	624,643

Operating costs
Cost of sales — homes	(534,107)	(505,337)
Construction services	(2,083)	(1,276)
Sales and marketing	(34,075)	(28,302)
General and administrative	(36,205)	(28,759)
Other	(638)	(726)

	(607,108)	(564,400)

Operating income	52,539	60,243
Equity in income of unconsolidated joint ventures	1,122	1,039
Other income, net	(141)	907

Income before extinguishment of debt	53,520	62,189
Gain on extinguishment of debt	1,015	—

Income before provision for income taxes	54,535	62,189
Provision for income taxes	(11,040)	(45,453)

Net income	43,495	16,736
Less: Net income attributable to noncontrolling interests	(9,240)	(4,973)

Net income available to common stockholders	$34,255	$11,763

Income per common share:
Basic	$0.91	$0.32
Diluted	$0.89	$0.30
Weighted average common shares outstanding:
Basic	37,536,251	37,138,041
Diluted	38,587,926	39,025,559

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

(unaudited)

	Year Ended December 31, 2018	Year Ended December 31, 2017
Operating revenue
Home sales	$2,081,721	$1,795,074
Construction services	5,450	1,454

	2,087,171	1,796,528

Operating costs
Cost of sales — homes	(1,703,298)	(1,478,549)
Construction services	(5,146)	(1,317)
Sales and marketing	(114,495)	(86,226)
General and administrative	(119,272)	(90,206)
Transaction expenses	(3,907)	—
Other	(2,148)	(2,274)

	(1,948,266)	(1,658,572)

Operating income	138,905	137,956
Equity in income of unconsolidated joint ventures	3,118	3,661
Other income, net	2,715	895

Income before extinguishment of debt	144,738	142,512
Gain (loss) on extinguishment of debt	1,015	(21,828)

Income before provision for income taxes	145,753	120,684
Provision for income taxes	(30,620)	(62,933)

Net income	115,133	57,751
Less: Net income attributable to noncontrolling interests	(23,537)	(9,616)

Net income available to common stockholders	$91,596	$48,135

Income per common share:
Basic	$2.42	$1.30
Diluted	$2.32	$1.24
Weighted average common shares outstanding:
Basic	37,832,073	37,040,137
Diluted	39,419,059	38,663,667

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value per share)

	December 31, 2018	December 31, 2017
	(unaudited)
ASSETS
Cash and cash equivalents	$33,779	$182,710
Receivables	13,502	10,223
Escrow proceeds receivable	—	3,319
Real estate inventories
Owned	2,333,207	1,699,850
Not owned	315,576	—
Investment in unconsolidated joint ventures	5,542	7,867
Goodwill	123,695	66,902
Intangibles, net of accumulated amortization of $4,640 as of December 31, 2018 and December 31, 2017	6,700	6,700
Deferred income taxes	47,241	47,915
Lease right-of-use assets	13,561	14,454
Other assets, net	36,971	21,164

Total assets	$2,929,774	$2,061,104

LIABILITIES AND EQUITY
Accounts payable	$128,371	$58,799
Accrued expenses	150,155	111,491
Liabilities from inventories not owned	315,576	—
Revolving credit facility	45,000	—
Land notes payable	—	589
Construction notes payable	1,231	—
Joint venture notes payable	151,788	93,926
5 3/4% Senior Notes due April 15, 2019	—	149,362
7% Senior Notes due August 15, 2022	347,456	346,740
6% Senior Notes due September 1, 2023	343,878	—
5 7/8% Senior Notes due January 31, 2025	431,992	439,567

	1,915,447	1,200,474

Commitments and contingencies
Equity:
William Lyon Homes stockholders’ equity
Preferred stock, par value $0.01 per share; 10,000,000 shares authorized and no shares issued and outstanding at December 31, 2018 and December 31, 2017	—	—
Common stock, Class A, par value $0.01 per share; 150,000,000 shares authorized; 33,904,972 and 34,267,510 shares issued, 32,690,378 and 33,135,650 shares outstanding at December 31, 2018 and December 31, 2017, respectively	339	344
Common stock, Class B, par value $0.01 per share; 30,000,000 shares authorized; 4,817,394 shares issued and outstanding at December 31, 2018 and 2017	48	48
Additional paid-in capital	445,545	454,286
Retained earnings	417,390	325,794

Total William Lyon Homes stockholders’ equity	863,322	780,472
Noncontrolling interests	151,005	80,158

Total equity	1,014,327	860,630

Total liabilities and equity	$2,929,774	$2,061,104

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended December 31,
	2018	2017
	Consolidated Total	Consolidated Total	Percentage % Change
Selected Financial Information (1)
(dollars in thousands)
Homes closed	1,311	1,058	24%

Home sales revenue	$657,390	$623,283	5%
Cost of sales (excluding interest and purchase accounting adjustments)	(503,616)	(477,102)	6%

Adjusted homebuilding gross margin (2)	$153,774	$146,181	5%

Adjusted homebuilding gross margin percentage (2)	23.4%	23.5%	0%

Interest in cost of sales	(27,075)	(28,235)	(4%)
Purchase accounting adjustments	(3,416)	—	N/M

Gross margin	$123,283	$117,946	5%

Gross margin percentage	18.8%	18.9%	(1%)

Number of homes closed
California	393	282	39%
Arizona	103	131	(21%)
Nevada	119	103	16%
Colorado	169	100	69%
Washington	145	224	(35%)
Oregon	182	218	(17%)
Texas	200	N/A	N/M

Total	1,311	1,058	24%

Average sales price of homes closed
California	$702,800	$782,400	(10%)
Arizona	308,900	304,100	2%
Nevada	580,100	707,800	(18%)
Colorado	410,900	473,100	(13%)
Washington	627,500	655,300	(4%)
Oregon	359,200	439,600	(18%)
Texas	272,500	N/A	N/M

Company Average	$501,400	$589,100	(15%)

Number of net new home orders
California	194	152	28%
Arizona	92	95	(3%)
Nevada	54	69	(22%)
Colorado	89	108	(18%)
Washington	53	123	(57%)
Oregon	88	125	(30%)
Texas	186	N/A	N/M

Total	756	672	13%

Average number of sales locations during period
California	37	22	68%
Arizona	6	6	0%
Nevada	12	13	(8%)
Colorado	13	17	(24%)
Washington	9	10	(10%)
Oregon	15	12	25%
Texas	25	N/A	N/M

Total	117	80	46%

(1)

For the 2018 period presented, the Company is reporting in seven segments: California, Arizona, Nevada, Colorado, Washington, Oregon, and Texas. Texas is a new reporting segment resulting from the RSI Acquisition completed in 2018. For the 2017 period presented, the Company reported in six segments: California, Arizona, Nevada, Colorado, Washington, and Oregon.

(2)

Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest and purchase accounting adjustments have on homebuilding gross margin and allows investors to make better comparisons with our competitors.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Year Ended December 31,
	2018	2017
	Consolidated Total	Consolidated Total	Percentage % Change
Selected Financial Information (1)
(dollars in thousands)
Homes closed	4,186	3,239	29%

Home sales revenue	$2,081,721	$1,795,074	16%
Cost of sales (excluding interest and purchase accounting adjustments)	(1,600,151)	(1,395,094)	15%

Adjusted homebuilding gross margin (2)	$481,570	$399,980	20%

Adjusted homebuilding gross margin percentage (2)	23.1%	22.3%	4%

Interest in cost of sales	(89,756)	(83,455)	8%
Purchase accounting adjustments	(13,391)	—	N/M

Gross margin	$378,423	$316,525	20%

Gross margin percentage	18.2%	17.6%	3%

Number of homes closed
California	1,172	919	28%
Arizona	439	539	(19%)
Nevada	364	278	31%
Colorado	531	240	121%
Washington	495	516	(4%)
Oregon	585	747	(22%)
Texas	600	N/A	N/M

Total	4,186	3,239	29%

Average sales price of homes closed
California	$671,300	$743,000	(10%)
Arizona	311,900	294,100	6%
Nevada	588,600	634,400	(7%)
Colorado	426,600	518,600	(18%)
Washington	628,500	644,000	(2%)
Oregon	423,700	429,200	(1%)
Texas	263,800	N/A	N/M

Company Average	$497,300	$554,200	(10%)

Number of net new home orders
California	1,109	935	19%
Arizona	436	496	(12%)
Nevada	372	305	22%
Colorado	493	337	46%
Washington	445	555	(20%)
Oregon	641	700	(8%)
Texas	637	N/A	N/M

Total	4,133	3,328	24%

Average number of sales locations during period
California	30	23	30%
Arizona	6	7	(14%)
Nevada	13	13	0%
Colorado	14	15	(7%)
Washington	10	10	0%
Oregon	15	16	(6%)
Texas	18	N/A	N/M

Total	106	84	26%

(1)

For the 2018 period presented, the Company is reporting in seven segments: California, Arizona, Nevada, Colorado, Washington, Oregon, and Texas. Texas is a new reporting segment resulting from the RSI Acquisition completed in 2018. For the 2017 period presented, the Company reported in six segments: California, Arizona, Nevada, Colorado, Washington, and Oregon.

(2)

Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest and purchase accounting adjustments have on homebuilding gross margin and allows investors to make better comparisons with our competitors.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	As of December 31,
	2018	2017
	Consolidated Total	Consolidated Total	Percentage % Change
Backlog of homes sold but not closed at end of period
California	252	240	5%
Arizona	158	161	(2%)
Nevada	94	86	9%
Colorado	134	172	(22%)
Washington	41	91	(55%)
Oregon	128	72	78%
Texas	234	N/A	N/M

Total	1,041	822	27%

Dollar amount of homes sold but not closed at end of period (in thousands)
California	$175,205	$167,938	4%
Arizona	53,581	49,656	8%
Nevada	52,604	62,105	(15%)
Colorado	62,091	65,716	(6%)
Washington	23,060	55,583	(59%)
Oregon	51,181	32,014	60%
Texas	61,230	N/A	N/M

Total	$478,952	$433,012	11%

Lots owned and controlled at end of period
Lots owned
California	3,450	1,551	122%
Arizona	3,653	4,221	(13%)
Nevada	2,626	2,981	(12%)
Colorado	857	1,276	(33%)
Washington	1,414	1,334	6%
Oregon	2,668	1,893	41%
Texas	2,981	N/A	N/M

Total	17,649	13,256	33%

Lots controlled
California	1,333	1,051	27%
Arizona	660	—	N/M
Nevada	—	17	(100%)
Colorado	2,352	769	206%
Washington	839	849	(1%)
Oregon	1,674	1,494	12%
Texas	5,034	N/A	N/M

Total	11,892	4,180	184%

Total lots owned and controlled
California	4,783	2,602	84%
Arizona	4,313	4,221	2%
Nevada	2,626	2,998	(12%)
Colorado	3,209	2,045	57%
Washington	2,253	2,183	3%
Oregon	4,342	3,387	28%
Texas	8,015	N/A	N/M

Total	29,541	17,436	69%

(1)

Certain lots in California and Texas are consolidated on the Company’s accompanying balance sheet in accordance with FASB ASC Topic 470, Debt (“ASC 470”). Included in lots owned are 761 lots in California and 1,477 lots in Texas that are associated with a land banking transaction that is consolidated on the Company’s accompanying balance sheet in accordance with ASC 470.

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017	Year Ended December 31, 2018	Year Ended December 31, 2017
Net income available to common stockholders	$34,255	$11,763	$91,596	$48,135
Net income, adjusted for transaction expenses, project abandonment costs, and (gain) loss on extinguishment of debt, net of tax benefit (provision) and impact of tax reform change (1)	$35,069	$34,889	$95,488	$85,337
Interest incurred	$25,286	$17,371	$92,077	$73,729
Adjusted EBITDA (2)	$79,817	$90,093	$250,119	$227,914
Adjusted EBITDA Margin (3)	12.1%	14.4%	12.0%	12.7%
Ratio of adjusted EBITDA to interest incurred	3.2	5.2	2.7	3.1

Balance Sheet Data

			December 31, 2018	December 31, 2017
Cash and cash equivalents			$33,779	$182,710

Total William Lyon Homes stockholders’ equity			863,322	780,472
Noncontrolling interests			151,005	80,158
Total debt			1,321,345	1,030,184

Total capital			$2,335,672	$1,890,814

Ratio of debt to total capital			56.6%	54.5%
Ratio of net debt to total capital (net of cash)			55.9%	49.6%

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

(1)

Adjusted net income means net income available to common stockholders plus transaction expenses, project abandonment costs and loss for the extinguishment of the 8.5% Senior Notes, less gain for the partial extinguishment of some 5.875% Senior Notes. Adjusted net income is not a financial measure prepared in accordance with U.S. GAAP. Adjusted net income is presented herein because management believes the presentation of adjusted net income provides useful information to the Company’s investors regarding the Company’s results of operations because adjusted net income isolates the impact of the one-time, non-recurring transaction expenses, non-recurring project abandonment costs and extinguishment fees. Adjusted net income should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income available to common stockholders to adjusted net income is provided in the following table:

	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017	Year Ended December 31, 2018	Year Ended December 31, 2017
Net income available to common stockholders	$34,255	$11,763	$91,596	$48,135
Add: Transaction expenses	—	—	3,907	—
Add: Project abandonment costs	2,035	—	2,035	—
(Less) / Add: (Gain) Loss on extinguishment of debt	(1,015)	—	(1,015)	21,828
Add: Impact of tax reform change	—	23,126	—	23,126
Less: Income tax benefit applicable to transaction expenses	—	—	(820)	—
Less: Income tax benefit applicable to project abandonment costs	(411)	—	(427)	—
Add / (Less): Income tax benefit (provision) applicable to (gain) loss on extinguishment of debt	205	—	213	(7,752)

Net income, adjusted for transaction expenses, project abandonment costs, and (gain) loss on extinguishment of debt, net of tax benefit (provision) and impact of tax reform change	$35,069	$34,889	$95,488	$85,337

Diluted weighted average common shares outstanding	38,587,926	39,025,559	39,419,059	38,663,667
Adjusted net income excluding noncontrolling interest per diluted share	$0.91	$0.89	$2.42	$2.21

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

(2)

Adjusted EBITDA means net income available to common stockholders plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) stock based compensation, (v) depreciation and amortization, (vi) non-cash purchase accounting adjustments, (vii) cash distributions of income from unconsolidated joint ventures, (viii) equity in income of unconsolidated joint ventures, (ix) transaction expenses, and (x) (gain) loss on extinguishment of debt. Other companies may calculate adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with U.S. GAAP. Adjusted EBITDA is presented herein because management believes the presentation of adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because adjusted EBITDA is a widely utilized indicator of a company’s operating performance. Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income available to common stockholders to adjusted EBITDA is provided in the following table:

	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017	Year Ended December 31, 2018	Year Ended December 31, 2017
Net income available to common stockholders	$34,255	$11,763	$91,596	$48,135
Provision for income taxes	11,040	45,453	30,620	62,933
Interest expense
Interest incurred	25,286	17,371	92,077	73,729
Interest capitalized	(25,286)	(17,371)	(92,077)	(73,729)
Amortization of capitalized interest included in cost of sales	27,075	28,333	90,302	83,570
Stock based compensation	3,705	3,802	11,298	10,062
Depreciation and amortization	1,920	536	7,699	1,962
Non-cash purchase accounting adjustments	3,416	—	13,391	—
Cash distributions of income from unconsolidated joint ventures	543	1,245	5,439	3,085
Equity in income of unconsolidated joint ventures	(1,122)	(1,039)	(3,118)	(3,661)
Transaction expenses	—	—	3,907	—
(Gain) Loss on extinguishment of debt	(1,015)	—	(1,015)	21,828

Adjusted EBITDA	$79,817	$90,093	$250,119	$227,914

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

(3)	Calculated as Adjusted EBITDA as a percentage of operating revenue.

Adjusted pre-tax income means income before provision for income taxes plus transaction expenses, project abandonment costs, and loss for the extinguishment of the 8.5% Senior Notes, less gain from the partial extinguishment of some 5.875% Senior Notes. Adjusted pre-tax income is not a financial measure prepared in accordance with U.S. GAAP. Adjusted pre-tax income is presented herein because management believes the presentation of adjusted pre-tax income provides useful information to the Company’s investors regarding the Company’s results of operations because adjusted pre-tax income isolates the impact of the one-time, non-recurring transaction expenses, non-recurring project abandonment costs and extinguishment fees. Adjusted pre-tax income should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of income before provision for income taxes to adjusted pre-tax income is provided in the following table:

	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017	Year Ended December 31, 2018	Year Ended December 31, 2017
Income before provision for income taxes	$54,535	$62,189	$145,753	$120,684
Add / (Less): Transaction expenses	—	—	3,907	—
Project abandonment costs	2,035	—	2,035	—
(Gain) Loss on extinguishment of debt	(1,015)	—	(1,015)	21,828

Pre-tax income, adjusted for transaction expenses, project abandonment costs and (gain) loss on extinguishment of debt	$55,555	$62,189	$150,680	$142,512